Exhibit 31.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Dennis R. Hernreich, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Casual Male Retail Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 29, 2009

/s/ DENNIS R. HERNREICH
Dennis R. Hernreich
Chief Financial Officer